Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Joseph Coccaro, President and Chief Executive Officer of Bogota Financial Corp. (the “Company”), and Brian McCourt, Chief Financial Officer of the Company, each certify in his capacity as an executive officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the nine months ended September 30, 2020 (the “Report”) and that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2020	/s/ Joseph Coccaro
Joseph Coccaro
President and Chief Executive Officer

Date: November 6, 2020	/s/ Brian McCourt
Brian McCourt
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.